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                 MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES                                                           EXHIBIT 11
                 STATEMENT RE: CALCULATION OF NET LOSS PER SHARE

                                                                                               Year ended December 31,
                                                                                      -------------------------------------------
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LOSS PER SHARE DATA:                                                                         1995                    1996
                                                                                      -------------------     -------------------

Net loss as reported in the financial statements                                         $ (5,414,878)           $ (4,393,965)
                                                                                      -------------------     -------------------

Weighted average number of common shares
   outstanding                                                                                3,528,536               4,844,706

Common and common  equivalent shares issued in the twelve month period preceding the filing date of the initial public offering as required by SAB No. 83:
     Common stock                                                                               510,698                  69,869
     Incentive stock options                                                                    266,356                 266,356
     Non-qualified stock options                                                                 40,208                  40,208
     Warrants                                                                                   778,613                 778,613

Weighted average number of common and common
  equivalent shares outstanding as reported in the
                                                                                      -------------------     -------------------
  financial statements                                                                        5,124,411               5,999,752
                                                                                      -------------------     -------------------

Loss  per share as reported in the financial
  statements                                                                           $          (1.06)      $           (0.73)
                                                                                      ===================     ===================

SUPPLEMENTAL LOSS PER SHARE DATA:

  Net loss as reported in the financial statements                                     $     (5,414,878)      $      (4,393,965)

  Interest saved on debt to be retired:
     $257,548 of 15% secured debt                                                                38,632                  38,632
     $247,250 of  8% convertible debt                                                            19,780                  19,780
     $35,000 of  non-interest debt at 12/31/95                                                        -                       -
     $120,000 of  non-interest debt at 12/31/96                                                       -                       -

                                                                                      -------------------     -------------------
  Adjusted net loss                                                                    $     (5,356,466)      $      (4,335,553)
                                                                                      -------------------     -------------------

  Weighted average number of common and common
    equivalent shares outstanding as reported in the
    the financial statements                                                                  5,124,411               5,999,752

  Shares necessary to pay off debt:
     Total proceeds to retire debt of $539,798 at December 31, 1995 and $624,798 at December 31, 1996 divided by
       the offering  price of $4.50 per share                                                   119,955                 138,844

                                                                                      -------------------     -------------------
  Adjusted weighted average number of shares outstanding                                      5,244,366               6,138,596
                                                                                      -------------------     -------------------

  Supplemental loss per share                                                          $          (1.02)      $           (0.71)
                                                                                      ===================     ===================

SUPPLEMENTAL LOSS PER SHARE DATA INCLUDING
   DEBT CONVERTED TO EQUITY IN THE OFFERING:

  Adjusted net loss                                                                                            $     (4,335,553)

  Interest saved on debt to be converted to equity:
     $2,430,300 principal amount of convertible debt                                                                    194,957
     $2,915,000 principal amount of bridge debt                                                                         141,055
                                                                                                                      ---------
  Further adjusted net loss                                                                                    $     (3,999,541)
                                                                                                               ===================

  Adjusted weighted average number of shares outstanding                                                              6,138,596

  Shares added from conversion of debt:
    Weighted average shares - convertible debt                                                                          608,283
    Weighted average shares - bridge debt                                                                               150,119
                                                                                                                      ---------
  Further adjusted weighted average number of shares outstanding                                                      6,896,998
                                                                                                              ===================

  Further adjusted supplemental loss per share                                                                 $          (0.58)
                                                                                                              ===================


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